CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 12 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 17, 2000, relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report to Shareholders of Foreign Equity Fund, the portfolio comprising Institutional International Funds, Inc., which is incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

In addition, we consent to the inclusion in the Statement of Additional Information constituting part of this Registration Statement, of our report dated October 25, 2000 relating to the financial statement of T. Rowe Price International Equity Index Fund, comprising T. Rowe Price International Index Fund, Inc., as of October 25, 2000.




PricewaterhouseCoopers LLP
Baltimore, Maryland
February 22, 2001